Exhibit 99.1

Bradley S. Adams	For Immediate Release
Chief Financial Officer	October 19, 2020
(630) 906-5484

Old Second Bancorp Announces the Appointment of Two New Directors

Aurora, IL, October 19, 2020 – Old Second Bancorp, Inc. (the “Old Second ) (NASDAQ: OSBC), the holding company for Old Second National Bank (the “Bank”), announced today that it has increased the size of the Board of Directors to 13 members and appointed Billy J. Lyons, Jr. and Jill E. York to the Board, effective October 19, 2020. Mr. Lyons and Ms. York were also appointed to the Board of Directors of the Bank.

William Skoglund, Chairman of the Board of Old Second, commented: “I am pleased to welcome Billy and Jill to our Board and look forward to working with them.  They both bring considerable experience in the financial services industry and broad knowledge of both the risks and opportunities that will confront Old Second in the years ahead.  We are confident that the addition of Billy and Jill will provide valuable perspective and enhance the diversity of experiences and viewpoints on the Board as we continue to execute on our strategies to drive growth and enhance value for our stockholders.”

Mr. Lyons brings extensive bank regulatory and bank supervision experience having served for over 30 years with the Office of the Comptroller of the Currency, most recently as a National Bank Examiner, before his retirement in December 2019.  Mr. Lyons was appointed as a Class I director for a term expiring in 2023 and will serve on the Risk Committee and Loan Committee of the Bank’s Board of Directors.

Ms. York brings extensive executive-level experience in the banking industry, most recently serving as President, Head of Equipment Finance and Leasing Solutions for Fifth Third Bank until April 2020.  Before that, she held various executive level positions with MB Financial, Inc., including serving as its Chief Financial Officer for 16 years, and most recently serving as its Vice President and as Executive Vice President, Specialty Banking and Mergers and Acquisitions, of its subsidiary bank, until it was sold to Fifth Third Bank in March of 2019.  She is a member of the Illinois CPA Society and serves on the Board of Trustees of Illinois Wesleyan University.  Ms. York was appointed as a Class III director for a term expiring in 2022 and will serve on Old Second’s Audit Committee and on the IT Steering Committee of the Bank’s Board of Directors.

Exhibit 99.1

About Old Second

Old Second Bancorp, Inc. (NASDAQ:OSBC) is a bank holding company headquartered in Aurora, Illinois, with over $2.9 billion in consolidated assets at June 30, 2020. Old Second operates through its subsidiary bank, Old Second National Bank, with 29 banking centers across seven counties in northern Illinois. More information about Old Second Bancorp is available by visiting the “Investor Relations” section of its website www.oldsecond.com.

Forward-Looking Statements

This press release and statements by our management may contain forward-looking statements within the Private Securities Litigation Reform Act of 1995.  Forward looking statements can be identified by words such  as “will,” “continue,” “anticipate,” “expect,”  “intend,” “believe,” “may,” “likely,” or other statements that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, (1) the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the recent outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which may have an adverse impact on the our business, operations and performance, and could have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; (2) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (3) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act”; (4) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on us; and (5) changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities.  Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.